FOR IMMEDIATE RELEASE December 18, 2003	Contacts:	Investors Andrew Brown 212/697-2509	Media Robin Schoen 215/504-2122

Medix Resources Tells Shareholders Of Strong Demand For CarePoint

Annual Meeting Includes Approval Of All Matters Of Business

New York, NY – Medix Resources, Inc. (AMEX:MXR) today announced the results of the Company’s Annual Meeting of Shareholders. Darryl R. Cohen, Medix chairman and CEO, presided over the December 17th meeting and presented a review of Medix’s accomplishments during the previous 12 months. As a result of the approval to reincorporate as Ramp Corporation, the Company’s new ticker symbol will be “RCO”, effective within the next several days. Medix, through its wholly-owned HealthRamp subsidiary, markets the CarePoint suite of technologies.

Meeting topics included:

  The strong demand from physician’s for the company’s CarePoint’s technologies, and the current significant backlog of physician installations that currently exists;

  A Skilled Nursing Facility offering is being developed and is expected to be deployed in a number of locations within the first six months of 2004;

  The Company’s employee growth has necessitated a pending move to another location in New York with over twice the office space as currently being occupied, which is expected to occur early in 2004;

“Our reincorporation in Delaware as Ramp Corporation provides us with a more accurate representation of our Company’s future direction. Access is the theme that will tie all of our businesses together. Access to better healthcare through our HealthRamp subsidiary is just the beginning. As we continue to grow as a Company, we expect that Ramp Corporation will provide access to business solutions currently unavailable, or available through us in a superior manner.” continued Cohen.

During the annual meeting, all of the proposed resolutions were approved, including:

  Election of directors to serve on the Company’s Board;

  Approval of the reincorporation in the state of Delaware as Ramp Corporation;

  Ratification of the 2004 stock incentive plan;

  Ratification of the 2003 consultants stock option, stock warrant and stock award plan; and

  Ratification of BDO Seidman, LLP as the Company’s independent auditors.

Medix, through its wholly owned HealthRamp subsidiary, markets the CarePoint suite of technologies. CarePoint enables electronic prescribing, lab orders and results, Internet-based communication, data integration, and transaction processing over a handheld device or browser, at the point-of-care. Frontline, another wholly owned subsidiary, provides a state of the art telecommunications center that enables 24/7 communication between a medical practice and its patients. The combination of these technologies is designed to provide access to safer and better healthcare. Medix’s products enable communication of high value-added healthcare information among physician offices, pharmacies, hospitals, pharmacy benefit managers, health management organizations, pharmaceutical companies and health insurance companies. Additional information about HealthRamp, and its products and services, can be found at www.HealthRamp.com .

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Safe Harbor Statement: To the extent that any statements made in this press release contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. . Such risks and uncertainties include, without limitation, the ability of Medix to raise capital to finance the development of its Internet services and related software, the effectiveness, profitability and the marketability of those services, the ability of the Company to protect its proprietary information and to retain and expand its user base, the establishment of an efficient corporate operating structure as the Company grows and, other risks detailed from time-to-time in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements .